SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 14a-11(c) or 14a-12

iDINE REWARDS NETWORK INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement no.:

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April 30, 2003

Fellow Stockholders:

Please accept my personal invitation to attend our Annual Meeting of Stockholders on Wednesday, May 28, 2003 at 10:00 a.m., Eastern Standard Time. This year’s meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 in Room 1410 located on the Fourteenth Floor. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company.

We hope that you will attend. Regardless of whether you plan to attend or not, please complete, date, sign and return the enclosed proxy as soon as possible. It is important that your shares be represented at the meeting.

YOUR VOTE IS IMPORTANT

We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope regardless of whether you plan to attend the annual meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our Company. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

George S. Wiedemann
President and Chief Executive Officer

IDINE REWARDS NETWORK INC.

11900 BISCAYNE BOULEVARD

NORTH MIAMI, FLORIDA 33181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2003

To the Stockholders

of iDine Rewards Network Inc.:

The 2003 Annual Meeting of Stockholders of iDine Rewards Network Inc. will be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006, Room 1410 on the Fourteenth Floor, on Wednesday, May 28, 2003 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

(1)	The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected and qualified.

(2)	Such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

Owners of record of the Common Stock of the Company, par value $.02 per share, at the close of business on April 14, 2003 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A list of stockholders of the Company as of the close of business on April 14, 2003 will be available for inspection during normal business hours from 10:00 a.m., May 1, 2003 through 5:00 p.m., May 23, 2003 at the Company’s principal place of business at 11900 Biscayne Boulevard, North Miami, Florida 33181 and at the Company’s New York offices at 290 Park Avenue South, New York, New York 10010. The Company’s 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO KINDLY SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

By Order of the Board of Directors,

Bryan R. Adel, Secretary

North Miami, Florida

April 30, 2003

IDINE REWARDS NETWORK INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2003

INTRODUCTION

This Proxy Statement is furnished to stockholders of iDine Rewards Network Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders to be held at The American Stock Exchange, 86 Trinity Place, New York, New York 10006, Room 1410 on the Fourteenth Floor, on Wednesday, May 28, 2003 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

This Proxy Statement and the enclosed form of proxy are first being sent or given to Stockholders of the Company on or about April 30, 2003.

Purposes of Meeting

The purposes of the meeting are to consider and act upon the following matters:

1. The election of eight (8) directors to serve until the next annual meeting or until their successors have been elected or qualified.

2. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Record Date; Proxy; Vote Required; Recommendation; Solicitation

Only owners of record of shares of Common Stock, par value $.02 per share (the “Common Stock”), at the close of business on April 14, 2003 are entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held and there is no cumulative voting. The Common Stock is the only class of securities issued by the Company that entitle an owner of record to vote on the proposals contained herein. On April 14, 2003 there were 22,259,539 shares of Common Stock issued and outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum.

Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked. Regarding the election of Directors to serve until the 2004 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposal to be voted upon, stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for directors to the Board of Directors. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The Company’s Board of Directors unanimously recommends that all stockholders vote FOR the election of the Nominees for Director named in this Proxy Statement.

A stockholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy. Any written notice revoking a proxy should be sent to the Company, attention: Secretary. The mailing address of the Company’s principal executive offices is 11900 Biscayne Boulevard, North Miami, Florida 33181 and its telephone number is (305) 892-3343.

An automated system administered by the Company’s transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an Inspector of Election will tabulate votes cast in person at the Annual Meeting.

Directors will be elected by a plurality of the votes cast. Abstentions and broker “non-votes” will have no effect on the election of Directors. Approval of any other matter will require the affirmative vote of the holders of a majority of the shares of Common Stock cast, except as may otherwise be provided in the Certificate of Incorporation or the By-laws of the Company, by the rules of the American Stock Exchange, or by law. Abstentions and broker “non-votes” should have no effect with respect to any other matter.

After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors proposes for election as Directors of the Company the following nominees: Samuel Zell, George S. Wiedemann, Herbert M. Gardner, Raymond A. Gross, F. Philip Handy, Sheli Z. Rosenberg, John A. Ward, III, and Lester Wunderman, each of whom is currently a Director of the Company.

Directors will be elected by a plurality of the votes cast.

The following table sets forth certain information relating to the nominees for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the above named nominees, who have consented to serve if elected. If a nominee is unable to serve as a Director (an event not now anticipated), the proxies will be voted by the proxy holders for a substitute nominee.

The Company’s Board of Directors recommends that stockholders vote FOR the election to the Board of each of the following nominees.

NOMINEES FOR ELECTION

Nominee	Age(1)	Position and/or Principal Occupation	Director Since

Samuel Zell	61	Chairman of the Board of the Company and Chairman, Equity Group Investments, L.L.C.	2002

George S. Wiedemann	58	Director, President and Chief Executive Officer of the Company	1998

Herbert M. Gardner (2)	63	Executive Vice President, Barrett-Gardner Associates	1983

Raymond A. Gross (2)	53	Chief Executive Officer of Security Associates International, Inc.	2001

F. Philip Handy (3)(4)	58	Chairman of the Board and Chief Executive Officer, Strategic Industries	1998

Nominee	Age(1)	Position and/or Principal Occupation	Director Since

Sheli Z. Rosenberg (3)	60	Vice Chairperson, Equity Group Investments, L.L.C.	2000

John A. Ward, III (2)(4)	56	Former Chairman and Chief Executive Officer of American Express Bank	2000

Lester Wunderman (3)(4)	82	Chief Executive Officer, Wunderman, L.L.C.	1998

(1)	As of January 1, 2003.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Member of the Corporate Governance Committee.

Business Experience

Samuel Zell is the Chairman of the Company. Mr. Zell has served as Chairman of Equity Group Investments, L.L.C. (“EGI”), an investment company, since 1999, and had been Chairman of the Board of its predecessor, Equity Group Investments, Inc., for more than five years. Mr. Zell has been a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust (“REIT”) primarily focused on office buildings, since October 1996, and was its Chief Executive Officer from April 2002 to April 2003. From April 2002 until November 2002, Mr. Zell was President of Equity Office Properties Trust. For more than the past five years, Mr. Zell has served as Chairman of the Board of Anixter International, Inc., a global distributor of electrical and cable products; as a director and Chairman of the Board of American Classic Voyages Co., a provider of overnight passenger cruises in the United States; as Chairman of the Board of Manufactured Home Communities, Inc., an equity REIT primarily focused on manufactured home communities; and as Chairman of the Board of Trustees of Equity Residential, an equity REIT primarily focused on multifamily residential properties. Since July 1997, Mr. Zell has served as Chairman of the Board of Capital Trust, Inc., a specialized finance company. Since March 1997, Mr. Zell has served as a Director of Angelo and Maxie’s, Inc. (formerly known as Chart House Enterprises, Inc.), an owner and operator of restaurants, and since May 1998 has been the Chairman of its Board. Since July 1999, Mr. Zell has served as Chairman of the Board of Danielson Holding Corporation, a holding company for insurance and marine transportation businesses, and since July 2002 has been its Chief Executive Officer. Mr. Zell obtained a bachelor of Arts degree in Political Science in 1963 and a Juris Doctor degree in 1966 from the University of Michigan at Ann Arbor.

George S. Wiedemann was elected President and Chief Executive Officer of the Company in September 2002. Mr. Wiedemann was previously the Chairman of the Board and Chief Executive Officer of Responsys Inc., a provider of on line direct marketing technology.

Prior to that, Mr. Wiedemann was Chairman of the Board and Chief Executive Officer of GreyDirect Marketing Group, Inc., a direct marketing agency he founded in 1979, that specializes in multimedia direct response advertising. He also co-founded and has served as Chairman and Chief Executive Officer of Grey Interactive and Grey Direct e.Marketing in 1993 and 1995, respectively. Mr. Wiedemann was elected to the Direct Marketing Association Board of Directors in 1990, and in 1999 served as Chairman of that Board. Mr. Wiedemann currently serves as a director of Responsys Inc.

Herbert M. Gardner is the Executive Vice President of Barrett-Gardner Associates, a merchant and investment banking firm. From 1983 to 2002, Mr. Gardner was a Senior Vice President of Janney Montgomery Scott LLC (and predecessors), an investment banking firm. Mr. Gardner is a director of Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses. He is also a director of TGC Industries, Inc., a company in the geophysical services industry and a director of Hirsch International Corp., an importer of computerized embroidery machines. Mr. Gardner is a director of Co-Active Marketing Group, Inc., a marketing and sales promotion company, and director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company.

Raymond A. Gross is the Chief Executive Officer and a director of Security Associates International, Inc. From March 2000 to June of 2001 Mr. Gross was Chief Executive Officer and a director of Davel Communications, Inc. Prior to that time Mr. Gross was President of OneSource, a subsidiary of Carlisle Holdings, Inc. In 1993 Mr. Gross became President, Chief Executive Officer and director of Alert Centre, Inc, which was subsequently sold to ADT where he remained as the company’s Senior Vice President. From 1984 to 1993 Mr. Gross held executive positions with national firms in the telecommunications and computer services industries. He holds a B.S. in Accounting from Rider University in Lawrenceville, New Jersey.

F. Philip Handy is Chairman and Chief Executive Officer of Winter Park Capital Company, a private investment firm he founded in 1980. Since October 2001, he also serves as Chief Executive Officer of Strategic Industries, a private global manufacturing company owned principally by Citigroup Venture Capital. From 1996 through 1999, he was a Managing Director of Equity Group Investments, Inc., an owner and financier of real estate and corporate investments. Mr. Handy currently serves as a director of each of Anixter International, Inc., a provider of integrated network and cabling solutions. In addition, since 2001, Mr. Handy serves as a director of WCI Communities Inc, a homebuilder.

Sheli Z. Rosenberg has been a trustee of Equity Office Properties Trust since 1997, a REIT that owns and operates commercial real estate properties. Since May 2000, Ms. Rosenberg has been the Vice Chairperson of Equity Group Investments, L.L.C. From January 1999 until May 2000, Ms. Rosenberg was Chief Executive Officer and President of Equity Group Investments, L.L.C., an owner and financier of real estate and corporate investments. Ms. Rosenberg was Chief Executive Officer and President of Equity Group Investments, Inc., from 1994 through 1998. From 1980 until 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. Since 1993, Ms. Rosenberg has been a trustee of Equity Residential Properties Trust, a REIT that owns and operates multifamily residential properties. Since 2000, Ms. Rosenberg has been a director of Cendant Corporation, a provider of travel and real estate services. Since 1993, Ms. Rosenberg has been a director of Manufactured Home Communities, Inc., a REIT engaged in the ownership and management of manufactured home communities. Since 1997, Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain. Since 1997, Ms. Rosenberg has been a member of the board of Capital Trust, Inc., a specialized finance company. Since 2001, Ms. Rosenberg has been a director of Ventas, Inc., an owner of real estate in the health care sector. Ms. Rosenberg chairs the Governance Committee of Equity Office Properties Trust, a REIT that owns and operates office properties. Ms. Rosenberg also currently chairs the compensation committees of Equity Residential Properties Trust, Ventas, Inc. and Capital Trust.

John A. Ward, III formerly served as Chairman and Chief Executive Officer of American Express Bank and head of the Travelers Cheque Group. Mr. Ward joined American Express following a 27-year career at Chase Manhattan Bank, during which he held various senior posts in the United States, Europe and Japan. His previous position was that of Chief Executive Officer of Chase BankCard Services, which he held from 1993 until 1995. Mr. Ward serves as a director of Co-Active Marketing Group, Inc, a marketing and sales promotion company. Mr. Ward also serves as a director of Primus Financial Products, Inc., a credit default derivative company based in Bermuda.

Lester Wunderman is founder and Chief Executive Officer of Wunderman, L.L.C., a marketing consulting company. From 1988 through 1998, he was Chairman of the Board of Wunderman Cato Johnson, a direct marketing advertising agency which he founded in 1958, and a director of Dentsu Wunderman Direct, an affiliated company in Japan. From 1958 until 1988 he served as President of Wunderman Cato Johnson. He is Chairman/Director of i-Behavior Inc., an electronic commerce direct marketing database services company. Mr. Wunderman also serves on the Board of Directors of the Children’s Television Workshop. He was formerly a director of The Advertising Council and of Direct Marketing Association. He was Secretary-Treasurer of the American Association of Advertising Agencies and a member of its Operations Committee and Board of Directors.

Relationships Among Directors or Executive Officers

There are no family relationships among any of our directors or executive officers.

Meetings and Committees of Board of Directors

During the fiscal year ended December 31, 2002 (“Fiscal 2002”), the Compensation Committee of the Company consisted of Sheli Z. Rosenberg, Lester Wunderman and F. Philip Handy. The Compensation Committee was charged with administering the 1996 Long-Term Incentive Plan (the “1996 Plan”), reviewing the compensation of senior management and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company’s compensation plans and programs, as the Compensation Committee determines are appropriate.

During Fiscal 2002, the Audit Committee of the Company consisted of Herbert M. Gardner, John A. Ward, III and Raymond A. Gross. The Audit Committee is charged with various responsibilities, including appointing the Company’s independent auditors, determining their compensation, overseeing their work, and resolving any disagreements about financial reporting between the Company’s management and them. The Audit Committee also evaluates the accounting principles and practices used by the Company and pre-approves non-auditing services to be performed for the Company by the independent auditors. We believe that each of Herbert M. Gardner, Raymond A. Gross and John A. Ward, III is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Board adopted and approved a charter for the Audit Committee in 2000, a copy of which was attached to the Proxy Statement sent to our stockholders in 2001. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in the listing standards of the American Stock Exchange, on which the Company’s common stock is listed.

During the fiscal year ended December 31, 2002, the Board of Directors held six meetings, the Compensation Committee held two meetings, and the Audit Committee held seven meetings. The Corporate Governance Committee performs the function of a nominating committee. Each director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which they served.

Compensation of Directors

For fiscal 2002, the Company paid each director, other than the Chairman, who was not a full-time employee, an annual stipend of $30,000 in quarterly installments in arrears on January 1, April 1, July 1 and October 1. Full-time employees of the Company who also served as directors did not receive compensation for attending board meetings. The 1996 Plan allows non-employee directors to elect to take their directors’ fees in either cash or as deferred stock awards. During 2002, all directors elected to take their directors’ fees in deferred stock awards.

Under the terms of the 1996 Plan, on the day after the Company’s annual meetings, each person who is a non-employee director on such day automatically receives a non-qualified stock option under the 1996 Plan relating to the purchase of 10,000 shares of Common Stock at the market price at the close of the next trading day after the annual meeting.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No interlocking relationship exists between any member of the Company’s Board of Directors or Compensation Committee and any member of the Board of Directors or compensation committee of any other company.

Since 1997, the Company has retained the services of Equity Group Investments, L.L.C. to perform financial consulting and investment advisory services for it. Sheli Z. Rosenberg, who became a director in November, 2000, is Vice Chairperson of Equity Group Investments, L.L.C. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained from other independent parties. In Fiscal 2002, the Company paid fees and expenses to Equity Group Investments, L.L.C. in the amount of $250,000 and anticipates paying fees in the amount of $250,000 in the next fiscal year.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report

The Company’s executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to manage the Company’s business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

•	base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

•	short-term incentives that are based on the financial performance of the Company.

•	long-term incentives that balance the executive officer’s short and long-term perspectives and provide rewards consistent with Stockholder returns.

Compensation decisions are made following an assessment of the individual’s contributions to the Company’s success, any significant changes in the individual’s role or responsibility, and internal equity of the Company’s compensation relationships.

The competitiveness of the Company’s total compensation program—incorporating base salaries, short-term incentives and long-term incentives—is reviewed, and, where appropriate, with the assistance of outside compensation consultants. Based on these internal and external reviews, the Company concluded that the compensation paid to its executives was fair and reasonable. In general, the Company believes that the overall compensation levels for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

The Company believes that it is essential to link executive compensation and Company performance. To meet this objective, the Company maintains a stock option program which provides option grants on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company’s performance. Stock option grants and stock awards reflect the past contributions of the individual, the individual’s ability to affect Company profitability, the scope of the individual’s responsibilities, the need to retain the individual’s services over time and management’s assessments and recommendations. All executive officers, including the chief executive officer, are eligible to participate in this program.

The Company’s policy of awarding cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for achievement of substantive Company and personal objectives. Actual awards paid are based primarily on actual Company performance. During Fiscal 2002, $2,507,829 in bonuses were awarded to executive officers and other key employees of the Company.

Chief Executive Officer Compensation

Mr. Wiedemann’s employment arrangements consist of a base salary of $500,000; and an annual bonus eligibility of up to 100% of his base salary. He received options to purchase 1,000,000 shares of the Company’s common stock, granted on February 5, 2003, with an exercise price of $9.58 and vesting equally over four years, with the first 25% vesting on September 30, 2003. The options to purchase the 1,000,000 shares of the Company’s common stock was divided as follows: 250,000 shares of common stock within the Company’s LTIP and 750,000 shares of common stock outside the Plan.

Additional information concerning the salary, bonus, and stock awards for the Company’s senior executive officers can be found in the section appearing elsewhere in this Proxy Statement under the caption “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Compliance With Internal Revenue Code Section 162(m)

The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take appropriate action to maintain the tax deductibility of its executive compensation.

COMPENSATION COMMITTEE

Sheli Z. Rosenberg Lester Wunderman F. Philip Handy

April 30, 2003

Summary Compensation Table

The following table sets forth certain information concerning compensation paid during the last three fiscal years to (i) each person that served as the Company’s Chief Executive Officer during Fiscal 2002, and (ii) the four most highly compensated executive officers of the Company (the “Named Executive Officers”) :

		Annual Compensation					Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options/Sars (#)		All Other Compensation ($)
George S. Wiedemann (1) President and Chief Executive Officer	2002 2001 2000	112,389 — —		— — —	417 — —	(2)	10,000 — —	(11)	3,000 — —	(10)

Gene M. Henderson (3) Former President and Chief Executive Officer	2002 2001 2000	1,589,773 365,385 350,000	(4)	— 362,406 —	2,949,005 — —	(12)	50,000 — 250,000	(5) (7)	10,000 12,000 12,000	(10) (10) (10)

Richard Carolan(6) Former Executive Vice President of iDine Restaurant Group Inc.	2002 2001 2000	188,200 — —		213,485 — —	10,385 — —	(13)	225,000 — —	(8)	8,000 — —	(10)

Stephen E. Lerch Chief Operating Officer, Dining and Chief Financial Officer	2002 2001 2000	262,500 240,192 222,500		277,500 115,927 45,000	— — —		20,000 — 125,000	(5) (14)	12,000 12,000 12,000	(10) (10) (10)

Gregory J. Robitaille Executive Vice President of iDine Rewards Network Inc.	2002 2001 2000	228,900 215,077 68,654		187,500 90,900 —	3,217 — —	(12)	10,000 — —	(5)	— — —

Gerald J. Hughes Senior Vice President of Transmedia Service Company Inc.	2002 2001 2000	210,000 205,385 63,750		187,500 95,485 —	33,736 — —	(9)	10,000 — —	(5)	12,000 — —	(10)

(1)	Mr. Wiedemann became President and Chief Executive Officer in September 2002. See “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” for a description of Mr. Wiedemann’s employment agreement with the Company.
(2)	Represent payments made by the Company on behalf of Mr. Wiedemann to the California State Disability Insurance.
(3)	Mr. Henderson resigned as President and Chief Executive Officer of the Company in September 2002.
(4)	Includes $1,250,000 received by Mr. Henderson as part of a severance agreement. Mr. Henderson will receive an additional payment of $250,000 on January 1, 2004.
(5)	Represent options to purchase shares at an exercise price of $5.03 per share, which were granted under the 1996 Plan and expire in January 2012.

(6)	Mr. Carolan resigned as Executive Vice President of iDine Restaurant Group Inc. in January 2003.

(7)	Represents options to purchase shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in January 2012.

(8)	Represents options to purchase 225,000 shares at an exercise price of $7.49 per share, which were granted under the 1996 Plan and expire in March 2012.

(9)	Represents $29,051 transitional housing allowance and $4,685 in Employer 401(k) match.

(10)	Represents $1,000 per month car allowance.

(11)	Represents options to purchase 10,000 shares at an exercise price of $7.28 per share, granted as compensation to Mr. Wiedemann for serving on the Company’s Board of Directors prior to his hire in September 2002. These options were granted under the 1996 Plan and expire in March 2005.

(12)	Includes $2,945,625 of ordinary income resulting from the exercise of options to purchase 387,500 shares of the Company’s common stock, and the sale of the resultant shares of common stock. The strike price of the options ranged between $2.38 and $4.45. Also, includes $3,380 in Employer 401(k) match.

(13)	Represents $10,000 transitional housing allowance and $385 in Employer 401(k) match.

(14)	Represents (i) options to purchase 50,000 shares at an exercise price of $2.5625 per share, which were granted under the 1996 Plan and expire in January 2010 and (ii) options to purchase 75,000 shares at an exercise price of $4.25 per share, which were granted under the 1996 Plan and expire in June 2010.

Options Granted

Shown below is further information regarding employee stock options awarded during Fiscal 2002 under the 1996 Plan to the Named Executive Officers. No stock appreciation rights were awarded during the year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Date of Grant	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/sh)	Market Price on Date of Grant	Expiration Date	Realizable Value at assumed Annual Rates of Stock Price Appreciation For Option Term
							0%	5%	10%
George S. Wiedemann	3/8/02	10,000	1.49%	7.28	7.28	3/8/05	$72,800	$118,584	$188,824
Gene M. Henderson	1/14/02	50,000	7.47%	5.03	5.03	1/14/12	251,500	409,667	652,326
Gerald J. Hughes	1/14/02	10,000	1.49%	5.03	5.03	1/14/12	50,300	81,933	130,465
Stephen E. Lerch	1/14/02	20,000	2.99%	5.03	5.03	1/14/12	100,600	163,867	260,930
Richard Carolan	3/18/02	225,000	33.61%	7.49	7.49	3/18/12	1,685,250	2,745,095	4,371,104
Gregory J. Robitaille	1/14/02	10,000	1.49%	5.03	5.03	1/14/12	50,300	81,933	130,465

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information, with respect to the Named Executive Officers, concerning options held as of December 31, 2002.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George S. Wiedemann	—	—	43,000	10,000	235,955	33,400
Gene M. Henderson	387,500	2,945,625	—	—	—	—
Richard Carolan	—	—	—	225,000	—	704,250
Stephen E. Lerch	—	—	130,000	120,000	864,663	856,613
Gregory J. Robitaille	—	—	150,000	160,000	1,208,625	1,264,525
Gerald J. Hughes	—	—	100,000	110,000	812,000	867,900

(1)	The value of “in-the-money” stock options represents the positive spread between the exercise price of options and the fair market value of the underlying shares on December 31, 2002, which was $10.62.

Equity Compensation Plan Information

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Plan Category:

Equity compensation plans approved by security holders	2,478,300		4.57	1,110,666

Equity compensation plans not approved by security holders	5,075,584	(1)	5.74	—

Total	7,553,884		5.36	1,110,666

(1)	Includes warrants to purchase 4,925,584 shares of Common Stock with a exercise price between $2.48 and 7.30 per share and options to purchase 150,000 shares of Common Stock with an exercise price of $3.00 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The following is a summary of the employment arrangements with the executive officers named above:

George S. Wiedemann. On September 26, 2002, the Board of Directors appointed George S. Wiedemann as President and Chief Executive Officer. In addition to a base salary of $500,000, Mr. Wiedemann’s employment agreement provides (i) for an annual bonus opportunity up to 100% of his base salary (ii) a lump sum severance payment of eighteen months base salary plus the greater of his guaranteed bonus for that year or the pro rata portion of the full bonus potential for that year plus continuation of certain benefits if there is a change in control of the Company (as defined) and his employment terminates (iii) an option to purchase 1,000,000 shares of the Company’s common stock with an exercise price of $9.58 per share and vesting equally over 4 years, with the first 25% vesting on September 30, 2003 (iv) a non-compete covenant in the event he voluntarily or involuntarily leaves the Company’s employment, and (v) severance arrangements if terminated for any reason other than Cause.

Gene M. Henderson. On September 26, 2002, Gene M. Henderson, resigned as President and Chief Executive Officer. As part of his severance agreement, Mr. Henderson is to receive cash payments of $1,500,000 which were equivalent to approximately twice his annual salary and bonus as well as continued health care coverage for a period of eighteen months as provided by COBRA, and thereafter, for an additional fifteen months provided that Mr. Henderson is not employed with health insurance available as part of such employment.

Stephen E. Lerch. Under the terms of his employment, Mr. Lerch receives a base salary of $262,500. The terms of his employment also provide that Mr. Lerch will be entitled to receive a lump sum payment of $500,000 in the event of a “change-of-control” of the Company following which he is not offered a comparable position or comparable salary. The terms of his engagement letter do not define a “change-of-control.”

Gregory J. Robitaille. Under the terms of his employment, he receives a base salary of $228,900. Mr. Robitaille’s employment agreement provides that for a one-year period following the termination of his employment for other than cause, disability, death, or the occurrence of a “Change-in-Control” (as defined in the 1996 Plan), and a diminution in his duties, he will be entitled to receive (i) 12 months base salary from the employment termination date, (ii) the pro rata bonus of the maximum bonus for that year and (iii) full options vesting and exercise privileges as provided in the Company’s LTIP, but in any event no less than 100,000 such options will deemed to be vested.

Gerald J. Hughes. Under the terms of his employment, he receives a base salary of $210,000.

Richard Carolan. Under the terms of his employment, he receives (i) a base salary of $225,000 and (ii) the granting in 2002 of ten-year options to purchase 225,000 shares of Common Stock at an exercise price of $7.49. All the options vest ratably over four years following their date of grant. Mr. Carolan resigned effective January 16, 2003. As part of his severance agreement, Mr. Carolan will receive a cash payment of $282,000 as well as continued health care coverage for a defined period. Also, as part of his original employment agreement, all unvested options issued to Mr. Carolan vested.

THE AUDIT COMMITTEE REPORT

The following is the report of the audit committee with respect to the audited consolidated balance sheets of iDine Rewards Network Inc. and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2002, the three months ended December 31, 2001 and each of the years in the two-year period ended September 30, 2001, and the notes thereto.

The Audit Committee assists the Board of Directors in overseeing and monitoring the Company’s financial reporting process and the quality of its internal and external audit process.

Review with Management

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2002, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2002, the three months ended December 31, 2001 and each of the years in the two-year period ended September 30, 2001, and the notes thereto.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with KPMG LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

SUBMITTED BY AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

Herbert M. Gardner

Raymond A. Gross

John A. Ward, III

Performance Analysis

Set forth below is a line graph comparing the cumulative total return of the Company, the Standard & Poor’s 500 Stock Price Index (“S&P 500”) and the Standard & Poor’s Financials Index (“S&P Financials Index”) for the five fiscal years commencing January 1, 1997 and ended December 31, 2002.

Stock Performance Graph and Table
Comparison of Five-Year
Cumulative Total Returns Among iDine Rewards Network Inc.,
S&P 500 and the Russell 3000 Index
250
200
150
100
50
-
INDEX
1997
1998
1999
2000
2001
2002
FISCAL YEAR
iDine Rewards Network Inc
S&P 500 Composite Index
Russell 3000 Index

Company	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/02
iDine Rewards Network Inc.	100	41	49	58	85	207
S&P 500 Composite Index	100	127	151	136	118	91
Russell 3000 Index	100	122	146	134	117	90

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise specified, the following table sets forth certain information, as of March 18, 2003, regarding ownership of the Company’s Common Stock by each person who is known by the Company to own beneficially more than 5% of its Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.

Name and Address	Amount of Common Stock Beneficially Owned	Options and Warrants Exercisable Within 60 Days	Total Voting Stock		Percent of Total Voting Stock
SZ Investments, L.L.C.	4,037,249	1,759,958	5,797,207	(1)(2)	24.1%
Samstock, L.L.C.	4,037,249	1,759,958	5,797,207	(1)(2)	24.1%
EGI-Fund (00) Investors, LLC	405,479	810,958	1,216,437
(See footnote 2 for addresses)
Minotaur Partners II, L.P.	1,102,821	2,389,042	3,491,863	(3)	14.2%
ValueVision International Inc.	219,178	438,356	657,534	(3)	2.9%
Dominic Mangone	99,589	239,178	338,767	(3)	1.5%
Raymond Bank	10,959	21,918	32,877	(3)	*
(See footnote 3 for addresses)

Except as otherwise specified, the following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock, as of March 18, 2003, by each nominee for election as a director of the Company, the executive officers named in the “Summary Compensation Table” and the executive officers and directors as a group, and includes options and warrants to purchase shares of Common Stock which will become exercisable within 60 days of December 31, 2002. Except as otherwise indicated, each such Stockholder has sole voting and investment power with respect to the shares beneficially owned by such Stockholder.

Name and Address	Amount of Common Stock Beneficially Owned	Common Stock Options and Warrants Exercisable Within 60 Days	Total Voting Stock		Percent of Total Voting Stock
Samuel Zell c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	—	1,517	1,517	(13)	*
George S. Wiedemann c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	55,720	64,396	120,116	(10)	*

Name and Address	Amount of Common Stock Beneficially Owned	Common Stock Options and Warrants Exercisable Within 60 Days	Total Voting Stock		Percent of Total Voting Stock
Herbert M. Gardner c/o iDine Rewards Network Inc. 290 Park Ave. South New York, New York 10010	417,400	102,786	520,186	(6)	2.3%
Raymond A. Gross c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	—	14,810	14,810	(12)	*
F. Philip Handy c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	167,376	45,102	212,478	(7)	*
Gene M. Henderson c/o iDine Rewards Network Inc. 290 Park Ave. South New York, New York 10010	57,408	109,590	166,998	(5)	*
Stephen E. Lerch c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	—	160,000	160,000	(8)	*
Gregory J. Robitaille c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	50,915	196,336	247,251	(15)	1.1%
Gerald J. Hughes c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	6,693	102,500	109,193	(14)	*
Sheli Z. Rosenberg c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	82,577	109,810	192,387	(4)	*
John A. Ward, III c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	65,379	44,787	110,166	(9)	*

Name and Address	Amount of Common Stock Beneficially Owned	Common Stock Options and Warrants Exercisable Within 60 Days	Total Voting Stock		Percent of Total Voting Stock
Lester Wunderman c/o iDine Rewards Network Inc. 11900 Biscayne Boulevard North Miami, Florida 33181	26,000	90,102	116,102	(11)	*

All directors and executive officers as a group (12 persons)	929,468	1,041,736	1,971,204		8.9%

*	Represents less than 1%.

(1)	Includes (i) 551,442 shares of Common Stock owned by Halmostock Limited Partnership, and (ii) 232,661 shares of Common Stock owned by Melvin Chasen and Iris Chasen, each of which are subject to the voting and disposition restrictions contained in (x) the Amended and Restated Agreement Among Stockholders, dated as of March 3, 1998, among Samstock, L.L.C. Melvin Chasen, Iris Chasen and certain other parties thereto, and (y) the Stockholders’ Agreement, dated as of March 3, 1998, among Samstock, L.L.C., Halmostock Limited Partnership and certain other parties thereto, pursuant to which Melvin Chasen, Iris Chasen and Halmostock Limited Partnership are subject to shared voting and disposition power with Samstock, L.L.C., which is an affiliate of Equity Group Investments, L.L.C., of which Sheli Z. Rosenberg is Vice Chairperson. See “Certain Relationships and Related Transactions.” Also includes 405,479 shares of Common Stock and 810,958 Common Stock options and warrants exercisable within 60 days owned by EGI-Fund (00) Investors, L.L.C., as SZ Investments, L.L.C., is the managing member of EGI-Fund (00) Investors, L.L.C., and sole and managing member of Samstock, L.L.C.

(2)	Based in part: (i) upon information set forth in Amendment No. 9 to the Schedule 13D filed on February 6, 2003 by Samstock, L.L.C., (ii) other information available to the Company and (iii) pursuant to (x) the Amended and Restated Agreement Among Stockholders’, dated as of March 3, 1998, among Samstock, L.L.C., Melvin Chasen, Iris Chasen and certain other parties thereto, and(y) the Stockholder’s Agreement, dated as of March 3, 1998, among Samstock, L.L.C., Halmostock Limited Partnership and certain other parties thereto. According to these agreements, each entity appointed Samstock, L.L.C. its true and lawful attorney and proxy, during the period of such Stockholders’ Agreement, to appear for, represent, and vote the shares of Common Stock held by each stockholder, as defined in the Stockholders’ Agreement. See “Certain Relationships and Related Transactions”. The addresses for each of Samstock, L.L.C., SZ Investments, L.L.C., and EGI-Fund (00) Investors, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3)	Based in part (i) upon information set forth in Amendment No. 2 to the Schedule 13D filed on February 6, 2003 and (ii) pursuant to a Stock Purchase and Sale Agreement, dated as of April 28, 2000. See “Certain Relationships and Related Transactions”. The addresses for these entities are as follows: Minotaur Partners II, L.P. at 150 South Wacker Drive, Suite 470, Chicago, Illinois 60606; ValueVision International Inc. at 6740 Shady Oak Road, Eden Prairie, Minnesota 55344; Dominic Mangone at 6N 271 James Court, Medinah, Illinois 60157; and Raymond Bank at P.O. Box #106, Butler, Maryland 21023.

(4)	Includes for Ms. Rosenberg (i) 82,577 Shares of Common Stock beneficially owned by Ms. Rosenberg, (ii) options to purchase 100,000 shares of Common Stock at a price of $3.00 per share and (iii) 9,810 shares of Common Stock that Ms. Rosenberg elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees.

(5)	Includes for Mr. Henderson (i) 57,408 shares of Common Stock beneficially owned by Mr. Henderson and (ii) 109,590 Shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share which expire in April 2005.

(6)	Includes for Mr. Gardner (i) 417,400 shares of Common Stock beneficially owned by Mr. Gardner, (ii) options to purchase 50,000 shares of Common Stock, which expire in March 2008, (iii) 30,684 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share which expire in April 2005 and (iv) 22,102 shares of Common Stock that Mr. Gardner elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include an aggregate of 18,404 shares of stock and warrants to purchase Common Stock held by Mr. Gardner’s wife

$7.30 per share which expire in April 2005 and (iv) 22,102 shares of Common Stock that Mr. Gardner elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include an aggregate of 18,404 shares of stock and warrants to purchase Common Stock held by Mr. Gardner’s wife.

(7)	Includes for Mr. Handy (i) 167,376 shares of Common Stock beneficially owned by Mr. Handy, (ii) options to purchase 23,000 shares of Common Stock and (iii) 22,102 shares of Common Stock that Mr. Handy elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include 147,501 shares of common stock which are held indirectly in Trust for which Mr. Handy is a co-trustee and the only beneficiary.

(8)	Includes for Mr. Lerch options to purchase 160,000 shares of Common Stock.

(9)	Includes for Mr. Ward (i) 65,379 shares of Common Stock owned by Mr. Ward, (ii) 21,918 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share, which warrants expire in April 2005 and (iii) 12,369 shares of Common Stock that Mr. Ward elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees, and (iv) options to purchase 10,500 shares of common stock. Does not include 192 shares of Common Stock held by Mr. Ward’s wife and son.

(10)	Includes for Mr. Wiedemann (i) 55,720 shares of Common Stock owned by Mr. Wiedemann, (ii) options to purchase 43,000 shares of Common Stock and (iii) 21,396 shares of Common Stock that Mr. Wiedemann elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees.

(11)	Includes for Mr. Wunderman (i) 26,000 shares of Common Stock owned by Mr. Wunderman, (ii) options to purchase 68,000 shares of Common Stock and (iii) 22,102 shares of Common Stock that Mr. Wunderman elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees.

(12)	Includes for Mr. Gross (i) options to purchase 5,000 shares of Common Stock and (ii) 9,810 shares of Common Stock that Mr. Gross elected to take as deferred stock award under the 1996 Plan in lieu of his annual director’s fees.

(13)	Includes for Mr. Zell 1,517 shares of Common Stock that he elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include shares of Common Stock held by Samstock L.L.C. and EGI-Fund (00) Investors, L.L.C., (see Notes 1 and 2), which are indirectly indirectly owned by various trusts established for the benefit of Mr. Zell and members of his family.

(14)	Includes for Mr. Hughes (i) 6,693 shares of Common Stock owned by Mr. Hughes and (ii) options to purchase 102,500 shares of Common Stock.

(15)	Includes for Mr. Robitaille (i) 50,915 shares of Common Stock owned by Mr. Robitaille, (ii) options to purchase 152,500 shares of Common Stock and (iii) 43,836 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $5.93125 per share and $7.30 per share, which warrants expire in April 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financial Advisors

See “Compensation Committee Interlocks and Insider Participation in Compensation Decisions.”

Agreements

The Company and certain of its stockholders are parties to several agreements which affect the voting and disposition of the Company’s Common Stock. The principal terms of these agreements are as follows:

Halmostock Limited Partnership, which owns 551,442 shares of Common Stock, and Melvin Chasen and Iris Chasen, who together own 232,661 shares of Common Stock agreed to grant Samstock, L.L.C., which is the beneficial owner of 5,797,207 shares, or 24.1% of the outstanding shares of Common Stock of the Company,

(a) the right of first refusal on all public and private sales of their shares, and (b) certain rights to require them to sell all of their share holdings in the event Samstock, L.L.C. sells its shares; provided, however, that Halmostock Limited Partnership will not be required to sell 92,000 shares of Common Stock at a share price of $7.11 or less. These arrangements will terminate if Samstock, L.L.C. and their affiliates cease to own voting securities representing at least 5% of the combined voting power of the Company.

Minotaur Partners II, L.P., ValueVision International Inc., Dominic Mangone and Raymond Bank, who together beneficially own 4,521,041 shares of Common Stock, or 20.3% of the outstanding shares of the Common Stock of the Company, agreed that they will not take any of the following actions prior to August 23, 2005 without the approval of a majority of the Company’s disinterested directors, subject to specified limited exceptions: (a) increase their ownership of voting securities beyond the combined voting power of all voting securities represented by the shares and the warrants they each beneficially own, respectively; provided, however, that the foregoing limitation does not prohibit certain purchases of voting securities directly from the Company and certain repurchases of voting securities by the Company; (b) solicit proxies or assist any other person or otherwise become a “participant” in the “solicitation” of proxies in opposition to the recommendation of a majority of disinterested directors; (c) form, join or participate in any other way in a partnership, pooling agreement, syndicate, voting trust or other “group,” or enter into any agreement or arrangement or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of voting securities of the Company; (d) assist, encourage or induce any person to bid for or acquire outstanding voting securities of the Company unless the completion of the transaction requires the approval of the Board of Directors and the Company obtains a suitable confidentiality and standstill agreement from the party; or (e) take any action to seek to circumvent any of the foregoing limitations. The Company has granted registration rights with respect to the shares of Common Stock that these stockholders purchased from the Company and the shares of Common Stock issuable upon exercise of warrants.

Consulting Agreements

In March, 2002, the Company and Responsys, Inc. (“Responsys”) entered into an agreement for Responsys to provide e-mail marketing services to the Company. The term of the Agreement is from May 31, 2002 to May 31, 2004, and the anticipated payments to be made, based on the level of services provided for in the contract, total approximately $290,000 for the two years. At the time the agreement was signed, Mr. Wiedemann was President, Chief Executive Officer, and a stockholder of Responsys. Prior to Mr. Wiedemann becoming the President and Chief Executive Officer of the Company, he resigned as President and Chief Executive Officer of Responsys. Mr. Wiedemann remains a Director and a stockholder of Responsys.

Since 1997, the Company has retained the services of Equity Group Investments, L.L.C. to perform financial consulting and investment advisory services for it. Sheli Z. Rosenberg, who became a director in November, 2000, is Vice Chairperson of Equity Group Investments, L.L.C. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained from other independent parties. In Fiscal 2002, the Company paid fees and expenses to Equity Group Investments, L.L.C. in the amount of $250,000 and anticipates paying fees in the amount of $250,000 in the next fiscal year.

INDEPENDENT ACCOUNTANTS

KPMG LLP audited the consolidated balance sheets of iDine Rewards Network Inc. and Subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2002, the three months ended December 31, 2001 and each of the years in the two-year period ended September 30, 2001. As consistent with prior practice, the Board of Directors did not select an auditor for the current year until during 2003. KPMG LLP has been appointed the auditors for the Company for the 2003 fiscal year.

One or more representatives of KPMG LLP are expected to attend our Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q were $151,000 during the year ended December 31, 2002.

Audit Related Fees. The aggregate fees billed by KPMG LLP for assurance and related services related to the performance or review of the Company’s financial statements and not described above under “Audit Fees” were $234,000 during the year ended December 31, 2002. Included in these fees are transaction processing controls (SAS 70 report), VISA Cardholder Information Security Program, audit of the employee benefit plan, accounting consultations, filings made with the Securities and Exchange Commission (other than reports on Form 10-K and 10-Q), agreed upon procedures required under the Company’s securitization and other audit-related services.

Financial Information Systems Design and Implementation of Fees—No fees other than those described above under the caption “Audit Fees and Audit Related Fees” and those described below under the caption “All Other Fees” were billed to us by KPMG LLP for professional services during the year ended December 31, 2002. No fees relating to financial information systems design and implementation were billed to us by KPMG LLP for professional services during the year ended December 31, 2002.

All Other Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning were $118,500 during the year ended December 31, 2002.

The Audit Committee considers the provision of these services to be compatible with maintaining the independence of KPMG LLP.

OTHER BUSINESS

The Board of Directors does not intend to bring before the Annual Meeting any matters except those proposed herein. Management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROVISION OF CERTAIN ADDITIONAL INFORMATION

The Company’s Annual Report for the fiscal year ended December 31, 2002 is being furnished with this Proxy Statement.

PROPOSALS OF STOCKHOLDERS

Proposals, if any, of stockholders of the Company intended to be presented at the Annual Meeting of Stockholders in 2004 must be received by the Company no later than December 18, 2003. All stockholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934 should have been received by December 31, 2002, to be considered for presentation at the Annual Meeting of Stockholders in 2003. The proposal must be mailed to the Company’s principal executive offices at 11900 Biscayne Boulevard, North Miami, Florida 33181, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that, during the fiscal year ended December 31, 2002, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, applicable to its officers, directors and greater than ten percent Stockholders were complied with on a timely basis.

REPORTS

The information contained in the Audit Committee Report and the Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

FORM 10-K ANNUAL REPORT

On written request, the Company will provide without charge to each record or beneficial holder of the Company’s Common Stock as of April 14, 2003, additional copies of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Stephen E. Lerch, Chief Operating Officer, Dining, and Chief Financial Officer, iDine Rewards Network Inc., 11900 Biscayne Boulevard, North Miami, Florida 33181.

By Order of the Board of Directors,

Bryan R. Adel, Secretary

Miami, Florida

April 30, 2003

IDINE REWARDS NETWORK INC.

Proxy For Annual Meeting Of Stockholders May 28, 2003

The undersigned hereby appoints George S. Wiedemann and Stephen E. Lerch as Proxies, each with power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of iDine Rewards Network Inc. (the “Company”), held of record by the undersigned on April 14, 2003, at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on May 28, 2003 or any postponement or adjournment thereof.

1.	Election of Directors.
	Nominees (term expiring in 2004):	Samuel Zell
George S. Wiedemann
Herbert M. Gardner
Raymond A. Gross
F. Philip Handy
Sheli Z. Rosenberg
John A. Ward, III
Lester Wunderman

☐ FOR
☐ WITHHOLD AUTHORITY to vote for all nominees listed above
☐ FOR all nominees listed (except as marked to the contrary below)

2.	In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS’ EIGHT (8) NOMINEES FOR ELECTION.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

SIGNATURES:                                                                           DATE:                          , 2003

Note: Please sign exactly as name or names appears on stock certificate (as indicated hereon).